SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 6, 2004

(Date of Report)

Central European Distribution Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24341	54-1865271
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1343 Main Street, Suite 301, Sarasota Florida 34236

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (941) 330-1558

Item 9. Regulation FD Disclosure.

On February 4, 2004, Central European Distribution Corporation announced in a press release it is raising its 2004 fully diluted earnings per share guidance from its previously projected guidance. The Company also announced it is in line with previous full year 2003 guidance. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with SEC Release 33-8216 and because of a delay in integrating Item 12 into the EDGAR system, the registrant is disclosing under Item 9 information that otherwise would be disclosed under Item 12 (“Results of Operations and Financial Condition”).

Item 7. Financial Statements, Pro forma Financial Information, and Exhibits.

(c)	Exhibits.

The following exhibit is including with this Report:

Exhibit 99.1:	Press Release dated February 4, 2004 regarding Central European Distribution Corporation issuing upward guidance for 2004 and announcing it is in line with 2003 guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central European Distribution Corporation

Date: February 6, 2004	By: /s/ James Archbold
James Archbold
Secretary

Exhibit Index

No.	Description
99.1	Press Release dated February 4, 2004